UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2014

VICAL INCORPORATED

(Exact name of registrant as specified in charter)

Delaware	000-21088	93-0948554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10390 Pacific Center Court San Diego, California		92121-4340
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 646-1100

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at the Company’s 2014 Annual Meeting of Stockholders held on May 22, 2014, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter.

•	The Company’s stockholders elected the directors proposed by the Company for re-election to serve until the Company’s 2017 Annual Meeting of Stockholders or until his respective successor has been elected and qualified. The tabulation of votes on this matter was as follows:

Nominee	Shares Voted For	Shares Withheld	Broker Non- Votes
Robert C. Merton	28,080,924	2,210,416	32,090,263
Vijay B. Samant	27,855,770	2,435,570	32,090,263

•	The Company’s stockholders in an advisory vote approved the compensation of the Company’s named executive officers. The tabulation of votes on this matter was as follows: shares voted for: 28,074,579; shares voted against: 2,020,450; shares abstaining: 196,311; and broker non-votes: 32,090,263.

•	The Company’s stockholders ratified the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2014. The tabulation of votes on this matter was as follows: shares voted for: 60,932,979; shares voted against: 1,006,150; shares abstaining: 442,474; and broker non-votes: 0.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICAL INCORPORATED

Date: May 28, 2014	By:	/s/ ANTHONY A. RAMOS
Anthony A. Ramos
Vice President Finance, Chief Accounting Officer